                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TECH DATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [TECH DATA LOGO]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Tech Data Corporation:

         The Annual Meeting of Shareholders of Tech Data Corporation (the "Company") will be held at Tech Data Corporation's headquarters, 5350 Tech Data Drive, Clearwater, Florida on Tuesday, June 10, 1997, at 3:30 p.m. for the following purposes:

                  1. To elect two directors to hold office until the 2000 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.

                  2. To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized Common Stock from 100,000,000 to 200,000,000 shares;

                  3. To consider and vote upon a proposal to amend the Company's 1990 Incentive and Non-Statutory Stock Option Plan to increase the number of shares which may be issued thereunder from 5,000,000 to 10,000,000 shares of Common Stock;

                  4. To approve the Tech Data Corporation Executive Compensation and Incentive Bonus Plan authorizing the award of annual cash bonuses;

                  5. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending January 31, 1998; and

                  6. To transact any other business as may properly come before the meeting.

         Shareholders of record as of the close of business on April 17, 1997 will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                        By Order of the Board of Directors,



                                        ARTHUR W. SINGLETON
                                        Vice President, Treasurer and Secretary

April 21, 1997

              IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON,
               PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE
              MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING
                      IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              TECH DATA CORPORATION
                              5350 Tech Data Drive
                            Clearwater, Florida 34620
                                 (813) 539-7429

                             ----------------------

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tech Data Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, June 10, 1997, at 3:30 p.m., or any adjournment thereof.

         If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. The giving of the proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The shareholder may revoke the proxy at any time prior to the voting thereof.

         The annual report of the Company for the fiscal year ended January 31, 1997 is being mailed with this proxy statement to shareholders entitled to vote at the meeting. The cost of all proxy solicitation will be paid by the Company.

                          SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record as of the close of business on April 17, 1997 are entitled to notice of and to vote at the Annual Meeting. At that date, there were 43,343,278 shares of Common Stock outstanding and 226,500 shares of Preferred Stock outstanding and entitled to vote. Each outstanding share of Preferred Stock and Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, except for matters involving mergers, the sale of all Company assets, amendments to the Company's charter and exchanges of Company stock for stock of another company which require approval by a majority of each class of capital stock. In such matters, the preferred and common shareholders will each vote as a separate class.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's By-laws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Because abstentions will be counted as shares that are present at the meeting, abstentions will be the equivalent of negative votes. Broker non-votes will be counted as votes for, not against, matters presented for shareholder consideration.

         Under Florida corporate law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

                             PRINCIPAL SHAREHOLDERS

         In addition to the ownership of Common Stock indicated below, Edward C. Raymund, a director of the Company, beneficially owns 113,260 shares of Preferred Stock (which, with the 113,240 shares owned by

Annette L. Raymund, is all of the Preferred Stock outstanding), each share of which is entitled to one vote. In connection with the terms of an employment agreement dated as of January 31, 1991, between Mr. Raymund and the Company (see "Executive Compensation-Employment Agreements"), providing for Mr. Raymund's employment from February 1, 1991 through January 31, 2001, Mr. Raymund entered into an irrevocable proxy and escrow agreement (the "Irrevocable Proxy"). (In connection with an amendment to the employment agreement dated November 13, 1992, Annette L. Raymund has also entered into the Irrevocable Proxy.) Under the terms of the Irrevocable Proxy, five of the directors of the Company, Charles E. Adair, Daniel M. Doyle, Donald F. Dunn, Lewis J. Dunn and John Y. Williams (in their capacity as "outside" directors of the Company), have been granted full power and authority to vote the aggregate 226,500 shares of Preferred Stock. Each Irrevocable Proxy has a three year term in accordance with Section 607.0722 of the Florida Business Corporation Act. For the employment agreement to remain in effect, successive three year Irrevocable Proxies must be executed through January 31, 2001.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (information regarding the Company's Preferred Stock is set forth in the preceding paragraph and under "Executive Compensation-Employment Agreements") as of April 17, 1997, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Executive Officers (as defined under "Executive Compensation"), and
(iv) such directors and all executive officers as a group.

          Name of                                         Amount and                  Percent of
    Beneficial Owner(1)                        Nature of Beneficial Ownership(2)         Class
    -------------------                        ---------------------------------       ---------
  Charles E. Adair                                             9,000 (3)                  *
  Peggy K. Caldwell                                           81,921 (4)                  *
  Daniel M. Doyle                                             15,000 (5)                  *
  Donald F. Dunn                                              25,000 (6)                  *
  Lewis J. Dunn                                                9,000 (7)                  *
  A. Timothy Godwin                                          136,074 (8)                  *
  Jeffery P. Howells                                          43,248 (9)                  *
  James T. Pollard                                            94,401 (10)                 *
  Edward C. Raymund                                          263,182 (11)                 *
  Steven A. Raymund                                        3,739,869 (12)                 8.6%
  John Y. Williams                                            30,000 (13)                 *
  All executive officers and directors
   as a group (21 persons)                                 5,207,990 (14)                12.0%
  FMR Corp.                                                5,239,800 (15)                12.1%
     82 Devonshire Street
    Boston, MA 02109
  Nicholas-Applegate Capital Management
     600 West Broadway, 29th Floor
    San Diego, CA 92101                                    3,266,579 (16)                 7.5%
  A I M Management Group, Inc.                             2,808,800 (17)                 6.5%
     11 Greenway Plaza, Suite 1919
     Houston, TX 77046

------------------
* Beneficial ownership represents less than 1% of the Company's outstanding shares of Common Stock.

(1) The address for all of the above-listed beneficial owners (except as otherwise set forth) is: 5350 Tech Data Drive, Clearwater, Florida 34620.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
(3) Includes 2,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997.
(4) Includes 80,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997. Also includes 1,151 shares in the Company's Employee Stock Ownership Plan (the "ESOP").
(5) Includes 5,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997.
(6) Includes 5,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997.
(7) Includes 1,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997.
(8) Includes 116,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997. Also includes 5,074 shares held in his ESOP account.
(9) Includes 42,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997. Also includes 1,048 shares held in his ESOP account.
(10) Includes 74,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997. Also includes 401 shares held in his ESOP account.
(11) Includes 164,900 shares owned by a trust of which he is the trustee; includes 90,000 shares owned by a partnership of which he is a general partner; and includes 8,282 shares held in his ESOP account.
(12) Includes 250,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997; includes 3,301,170 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 38,500 shares owned by inter vivos trusts of which he is a trustee; and includes 148,199 shares held in his ESOP account.
(13) Includes 21,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997.
(14) Includes 765,200 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 17, 1997. Also includes 733,162 shares owned by the ESOP for which certain officers of the Company serve as trustees. Such officers are deemed to be beneficial owners of such shares.
(15) Ownership information of FMR Corp. is based on its Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 1997, which reported that FMR Corp. had sole voting power over 192,900 of these shares.
(16) Ownership information of Nicholas-Applegate Capital Management is based on its Schedule 13G filed with the Securities and Exchange Commission, dated February 3, 1997, which reported that Nicholas-Applegate Capital Management had sole voting power over 2,889,896 of these shares.
(17)     Ownership information of A I M Management Group, Inc. is based on its
         Schedule 13G filed with the Securities and Exchange Commission, dated February 12, 1997, which reported that A I M Management Group, Inc. had sole voting power over none of these shares.

                              ELECTION OF DIRECTORS

         PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

         Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes, terms of which expire alternately over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Two directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of three years expiring at the 2000 Annual Meeting of Shareholders, to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

         Certain information is given below for the nominees for directors, and for each director whose term of office will continue after the Annual Meeting. The statements as to beneficial ownership of the shares of the Company are in each instance based upon information furnished by the nominee or director.







                   [Balance of page intentionally left blank.]

                                                                    Principal Occupation                              Director
Nominee                                     Age                     and Other Information                              Since
-------                                     ---                     ---------------------                              -----
                                   NOMINEES FOR DIRECTOR - TERMS TO EXPIRE 2000

Daniel M. Doyle (1)(2)................       56        Daniel M. Doyle has been the Chief Executive Officer             1994
                                                       and a director, since January 1987, of Danka Business
                                                       Systems PLC which owns Danka Industries, Inc., (a
                                                       distributor of automated office equipment and related
                                                       services).  Mr. Doyle was one of the founders of Danka
                                                       Industries, Inc.  Mr. Doyle attended John Carroll
                                                       University.

Steven A. Raymund (3).................       41        Steven A. Raymund has been employed by the Company               1986
                                                       since 1981.  He has served as Chief Executive Officer
                                                       since January 1986 and as Chairman of the Board since
                                                       April 1991.  In March 1993, Mr. Raymund became a
                                                       director of Jumbo Sports, Inc. (a retail sporting goods
                                                       chain).  In January 1996, Mr. Raymund became a
                                                       director of Jabil Circuit, Inc. (manufacturer of circuit
                                                       boards).  He has a B.S. Degree in Economics from the
                                                       University of Oregon and a Masters Degree from the
                                                       Georgetown University School of Foreign Service.
                                                       1994



                                DIRECTOR CONTINUING IN OFFICE - TERM TO EXPIRE 1999

Donald F. Dunn (1)(2)(4)..............       71        Donald F. Dunn has been a director of Proffitt's, Inc. (a        1991
                                                       department store chain) since February 1996.  From
                                                       1977 to August 1988 he was Senior Vice President and
                                                       a director of Allied Stores Corporation.  From May
                                                       1987 to August 1988 he was Chairman and Chief
                                                       Executive Officer of Maas Brothers/Jordan Marsh (a
                                                       division of Allied Stores Corporation).  Mr. Dunn holds
                                                       a B.S. Degree from Babson Institute.


                                                                    Principal Occupation                              Director
Nominee                                     Age                     and Other Information                              Since
-------                                     ---                     ---------------------                              -----
                               DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 1998

Charles E. Adair (1)(2)...............     49          Charles E. Adair since 1992 has been the President of            1995
                                                       Adair & Associates, Inc. (a private investment and
                                                       consulting firm) and since 1993 has been the President
                                                       of Kowaliga Capital, Inc. (a venture capital management
                                                       firm).  Prior thereto, for nineteen years he was employed
                                                       by Durr-Fillauer Medical, Inc., then a publicly-held
                                                       distributor of pharmaceutical products of major
                                                       healthcare manufacturers, serving as President and
                                                       Chief Operating Officer from 1981 to 1992.  Mr. Adair
                                                       also is a director of Performance Food Group, Inc. (a
                                                       food distribution company).  Mr. Adair, who is a
                                                       certified public accountant, attended Vanderbilt
                                                       University and holds a B.S. Degree in Accounting from
                                                       the University of Alabama.


Edward C. Raymund (3).................     68          Edward C. Raymund has been employed continuously                 1974
                                                       by the Company in various management positions since
                                                       he founded it in 1974 and is currently the Chairman
                                                       Emeritus.  Mr. Raymund has been a director of PC
                                                       Service Source, Inc. (personal computer parts
                                                       distribution) since March 1994.  Mr. Raymund holds a
                                                       B.S. Degree in Finance from the University of Southern
                                                       California.


John Y. Williams (1)(2)...............     54          John Y. Williams has been a Managing Director of                 1988
                                                       Grubb & Williams, Ltd. ("GWL"), (an Atlanta-based
                                                       merchant banking firm) since 1987 and a Managing
                                                       Director of Equity-South Advisors, LLC (a merchant
                                                       banking affiliate of GWL) since January 1995.  Prior
                                                       thereto, he was an investment banker for more than 18
                                                       years with several firms.  Mr. Williams has been a
                                                       director of Law Companies Group, Inc. (an engineering
                                                       consulting firm) since December 1995.  Mr. Williams
                                                       holds a B.I. Engr. Degree from Georgia Institute of
                                                       Technology and an MBA Degree from the Harvard
                                                       Business School.


                                                                    Principal Occupation                              Director
Nominee                                     Age                     and Other Information                              Since
-------                                     ---                     ---------------------                              -----
                                 DIRECTOR - TERM TO EXPIRE AT 1997 ANNUAL MEETING

Lewis J. Dunn (1)(2)(4)...............     71          Lewis J. Dunn has been a senior consultant with Price &          1986
                                                       Donoghue, P.A. (a public accounting firm) since
                                                       November 1992.  From May 1989 to November 1992
                                                       he was a Realtor-Associate.  From September 1985 to
                                                       April 1989, Mr. Dunn was the Chief Executive Officer
                                                       and Chairman of the Gulf Bank of Dunedin, Florida.
                                                       From 1972 to November 1984 Mr. Dunn was President
                                                       and Chief Executive Officer of Sun Bank/Suncoast.  Mr.
                                                       Dunn holds a B.S. Degree in Economics from the
                                                       University of Illinois.  Mr. Dunn has decided to retire
                                                       from the Board of Directors after the 1997 Annual
                                                       Meeting of Shareholders and not stand for re-election.

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.
(3)      Steven A. Raymund is the son of Edward C. Raymund.
(4)      Donald F. Dunn is not related to Lewis J. Dunn.

         The Board of Directors held four meetings during the fiscal year ended January 31, 1997. The current standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee each met twice during the fiscal year ended January 31, 1997. All directors attended at least 75% of the meetings of the Board of Directors and all Committees on which they served during the fiscal year ended January 31, 1997, except that A. Timothy Godwin attended two meetings (50%) before resigning from the Board of Directors effective January 31, 1997. The function of the Audit Committee is to meet periodically with the Company's independent and internal auditors to review the scope and results of their audits and to consider various accounting and auditing matters related to the Company, including its internal control structure. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors. The function of the Compensation Committee is to meet periodically to review and recommend management compensation plans.

         During the fiscal year ended January 31, 1997, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "SEC") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                             EXECUTIVE COMPENSATION

         The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended January 31, 1997, 1996 and 1995 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Executive Officers").

                                                  SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                     ANNUAL COMPENSATION(1)                            AWARDS
                                  ------------------------------------------------------------        --------
         NAME AND                                                                OTHER ANNUAL          OPTIONS           ALL OTHER
    PRINCIPAL POSITION            YEAR        SALARY($)         BONUS($)         COMPENSATION         (SHARES)         COMPENSATION
    ------------------            ----        ---------         --------        --------------       ----------        ------------
Steven A. Raymund                 1997        $ 500,000       $ 1,025,000         $  5,000              75,000          $  5,000
Chairman of the Board             1996          400,000           400,000            5,000             100,000             5,000
 of Directors and Chief           1995          400,000           222,000            5,000             200,000             5,000
 Executive Officer

A. Timothy Godwin(2)              1997          300,000           308,000            5,000              50,000             5,000
Vice Chairman                     1996          250,000           150,000            5,000             150,000             5,000
                                  1995          250,000            85,000            5,000             100,000 (3)         5,000

Jeffery P. Howells                1997          225,000           231,000            5,000              35,000             5,000
Executive Vice President          1996          185,000            83,000            5,000              85,000             5,000
 of Finance and                   1995          170,000            47,000            5,000              50,000 (3)         5,000
 Chief Financial Officer

James T. Pollard                  1997          225,000           231,000            5,000              35,000             5,000
Executive Vice President of       1996          185,000            83,000            5,000              85,000             5,000
 Operations and Chief             1995          170,000            47,000            5,000              50,000 (3)         1,525
  Information Officer

Peggy K. Caldwell                 1997          225,000           256,000            5,000              35,000             5,000
Senior Vice President             1996          185,000            83,000            5,000              85,000             5,000
 of Marketing                     1995          175,000            70,000            5,000              50,000 (3)         5,000

(1) Includes amounts deferred under the Company's retirement savings and deferred compensation plans. See "Retirement Savings Plan" and "Deferred Compensation Plan".
(2)      Mr. Godwin resigned from the Company effective January 31, 1997.
(3) All fiscal year 1995 stock options were canceled and reissued in fiscal year 1996 and are included in the total of fiscal year 1996 stock option grants. Mr. Raymund's 1995 stock options were not repriced.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides details regarding stock options granted to the Executive Officers during the fiscal year ended January 31, 1997.

                                       NUMBER OF           % OF TOTAL
                                        OPTIONS              OPTIONS
                                        GRANTED            GRANTED TO                                                GRANT DATE
                                          IN              EMPLOYEES IN           EXERCISE           EXPIRATION         PRESENT
           NAME                         1997(1)            FISCAL YEAR          PRICE($/SH)            DATE           VALUE(2)
 ------------------------               -------            -----------          -----------         ----------        --------
Steven A. Raymund...............         75,000               6.7%                $14.38             03/26/06         $587,000
A. Timothy Godwin...............         50,000               4.5                  14.38             03/26/06          391,000
Jeffery P. Howells..............         35,000               3.1                  14.38             03/26/06          274,000
James T. Pollard................         35,000               3.1                  14.38             03/26/06          274,000
Peggy K. Caldwell...............         35,000               3.1                  14.38             03/26/06          274,000

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options are exercisable after two (2) years of continued employment after the date of grant. Options are exercisable only to the extent of forty percent (40%) of the total number of shares subject to option after the expiration of two (2) years following the date of grant; only to the extent of sixty percent (60%) of the total number of optioned shares after the expiration of three (3) years following the date of grant; only to the extent of eighty percent (80%) of the total number of shares subject to option after the expiration of four (4) years following the date of grant; and in full only after the expiration of five (5) years following the date of grant. For more information regarding the Company's stock option plans, see "Stock Option Plans".

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: estimated option term of five years, volatility at 55.56% dividend yield at 0.0%, and an interest rate of 6.08% annually. The Company does not believe that the Black-Scholes model, or any other model can accurately determine the value of an employee stock option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.


                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION VALUES

                                                                                                        VALUE OF UNEXERCISED
                                  SHARES                             NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                                 ACQUIRED                             OPTIONS AT YEAR-END                   AT YEAR-END
                                ON EXERCISE       VALUE           ---------------------------       -----------------------------
           NAME                   IN 1997       REALIZED          EXERCISABLE   UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
   --------------------        -------------   -----------        -----------   -------------       -----------     -------------
Steven A. Raymund............         ---             ---           170,000        355,000          $1,638,000        $3,764,000
A. Timothy Godwin............     134,000      $1,648,000            40,000        216,000             435,000         2,738,000
Jeffery P. Howells...........      58,000         831,000             4,000        124,000              80,000         1,564,000
James T. Pollard.............         ---             ---            50,000        120,000             585,000         1,481,000
Peggy K. Caldwell............      44,000         317,000            38,000        128,000             488,000         1,638,000

                         TEN-YEAR OPTION/SAR REPRICINGS

         The following table provides information on all option repricings for the Executive Officers during the last ten fiscal years.

                                                                                                                  Length of Original
                                       Number of Shares                                                               Option Term
                                        of Common Stock      Market Price of     Exercise Price                      Remaining at
                                      Underlying Options     Common Stock at       at Time of      New Exercise         Date of
        Name               Date            Repriced         Time of Repricing       Repricing          Price           Repricing(1)
----------------------   --------    --------------------   -----------------    ---------------   -------------    ---------------
A. Timothy Godwin        11/28/95           100,000              $14.63              $20.25           $14.63       8 yrs., 4 months
Jeffery P. Howells       11/28/95            50,000               14.63               20.25            14.63       8 yrs., 4 months
James T. Pollard         11/28/95            50,000               14.63               20.25            14.63       8 yrs., 4 months
Peggy K. Caldwell        11/28/95            50,000               14.63               20.25            14.63       8 yrs., 4 months

(1) The vesting period of these repriced options corresponds to their original date of grant, March 21, 1994. Accordingly, the first vesting date was March 21, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         INTRODUCTION

         The Compensation Committee of the Board of Directors composed entirely of independent, non-employee directors, recommends to the Board the compensation of Executive Officers. The Company is required to provide herein certain information concerning compensation provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers. The disclosure requirements for the Executive Officers include the use of tables and a report of the Committee responsible for compensation decisions for the named Executive Officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION COMMITTEE ROLE

         The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning the salaries of Executive Officers. The Committee's responsibilities include the review of salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

         COMPENSATION PHILOSOPHY

         The compensation philosophy for Executive Officers generally conforms to the compensation philosophy of the Company for all employees. The Company's compensation is designed to:

- provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

- provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

- provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

- provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

         EXECUTIVE OFFICERS' COMPENSATION PROGRAM

         The Company's Executive Officers' compensation program is comprised of base salary, annual cash performance bonus plan compensation and long-term incentive compensation in the form of stock options. In addition, the Company's Executive Officers receive various other benefits, including medical benefits, participation in an employee stock ownership plan and a retirement savings plan, all of which are generally available to other U.S. employees of the Company.

                  BASE SALARY

         The Compensation Committee reviewed the salaries of the Executive Officers of the Company in March 1996. The Committee made salary decisions about the Executive Officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies in the distribution industry and other comparable companies. Second, the Committee considered the performance of the individual Executive Officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

         Other comparable companies included distributors of computers, electronics, pharmaceuticals, food and office supplies with similar or larger annual revenues. The Committee believes that the dynamics of such kinds of companies in the distribution industry are similar to the Company.

         The Committee believes that it sets Company base salaries within the range of salaries paid by the majority of the peer corporations which are in the distribution industry and included in the "Stock Price Performance Graph" on page 17. In developing base salary ranges, in addition to the peer corporations, the Committee also considered each Executive Officer's experience level and scope of responsibility as well as considering a March 1996 compensation study prepared by the Company's human resources department. The study included a survey of compensation of most of the peer companies which are in the distribution industry and included in the "Stock Price Performance Graph" on page 17 as well as other regional and market data. In conducting its salary deliberations, the Committee did not strictly tie senior executive base pay to a defined competitive standard. Rather, the Committee elected to maintain flexibility in its decision making capacity so as to permit salary recommendations that best reflect the individual contributions made by the Company's top executives.

         Base salaries for Executive Officers are determined with references to a position rate for each officer. These position rates are determined annually by evaluating the responsibilities of the position and comparing it with other executive officer positions in the market place. It is often difficult to compare the duties and responsibilities of Company Executive Officers to those included in the peer group or in competitive positions because comparable job titles are not necessarily comparable to duties and responsibilities. However, the Committee generally sought to establish base salaries within the range of the peer group companies and the companies surveyed by its human resources department and based upon the nature of the Executive Officer position.

         Based upon his strategic direction and the Company's continuing sustained growth and increasing market share, the Committee set the base salary of its Chief Executive Officer, Steven A. Raymund, within the range referred to above.

         The Compensation Committee established targets for the annual base salary and the cash bonus awards for Mr. Raymund based upon his responsibilities compared to the breadth and scope of the responsibilities of other chief executive officers of companies in the distribution industry. The Committee then splits such targeted annual earnings evenly between base salary and cash bonus awards. The cash bonus awards are further split into a quantitative portion (70%), based primarily upon earnings per share and a qualitative portion (30%), based upon the same qualitative objectives established for other Executive Officers and set forth below under the caption "Cash Bonus Awards".

                  CASH BONUS AWARDS

         Each Executive Officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of a fiscal year in connection with the Company's preparation of its annual operating budget for such year. Under the incentive compensation plan, an Executive Officer's potential bonus for a given year is established at a fixed dollar amount and consists of discretionary and non-discretionary awards which are tied primarily to the financial performance of the Company for such year in relation to the Company's operating budget, as well as any particular accomplishments achieved by the executive during such year in his or her area of responsibility. In formulating recommendations to the Board with respect to cash bonus awards, the Compensation Committee members evaluate the Executive Officer's responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve strategic budgeted performance levels.

         Non-discretionary awards are based on the financial performance of the Company, currently based primarily upon earnings per share. Executive Officers, received 70% of their non-discretionary potential bonus based upon the quantitative corporate performance levels.

         Discretionary awards are based upon qualitative objectives established at the beginning of the fiscal year and include the realignment of the Company's operations around a customer-centric strategy, expansion of the Company's electronic commerce capabilities, expansion of the Company's human resoure programs surrounding employee selection, assessment, development and recognition and development of a global expansion strategy. There are no guaranteed discretionary bonus awards.

         Discretionary and non-discretionary awards are limited to individual and corporate goals established at the beginning of each fiscal year. As such performance goals are met or exceeded, executives are rewarded commensurately. If performance goals are not met, there are no awards to executives.

                  STOCK OPTION AWARDS

         The Company maintains stock option plans which are designed to align Executive Officers' and shareholders' interests in the enhancement of shareholder value. The long-term component of the Company's incentive compensation program consists of the grant of non-transferable stock options. The stock options are designed to create a mutuality of interest with shareholders by motivating the Chief Executive Officer and the other Executive Officers and key employees to manage the Company's business so that the shareholders' investment will grow in value over time. Stock options are granted under these plans by the outside directors of the Board. Executive Officers are eligible to receive options under these plans. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including Executive Officers, as part of their overall compensation package, are eligible for participation in the Company's Stock Option Plans, whereby they are granted at no less than fair market value on the date of grant, and are exercisable in annual installments beginning two years after the date of grant. Because no benefit is received unless the Company's stock price performs favorably, awards under the Stock Option Plans are intended to provide incentives for

Executive Officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

         In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee, which also serves as the Stock Option Committee, evaluates the Company's overall financial performance for the year, the desirability of long-term service from an Executive Officer and the number of options issued to other executive officers in the Company with the same, more or less responsibility than the Executive Officer at issue. To encourage long-term performance, options vest over a five-year period and remain outstanding for ten years.

         The Compensation Committee believes that stock option awards are the incentive for continued growth and performance. The amount of the grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Committee believes are necessary to attract, retain and motivate senior management and other key employees.

                               COMPENSATION COMMITTEE

                               Donald F. Dunn, Chairman
                               Charles E. Adair
                               Daniel M. Doyle
                               Lewis J. Dunn
                               John Y. Williams

April 21, 1997

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Charles E. Adair, Daniel M. Doyle, Donald F. Dunn, Lewis J. Dunn and John Y. Williams. None of the Committee members are Executive Officers of the Company.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company received a $15,000 annual retainer fee and a $1,500 attendance fee for each meeting plus reimbursement for out-of-pocket expenses. Members of the Audit and Compensation Committees receive a $1,000 attendance fee when meetings of such Committees are not held on the same day as a Board of Directors meeting.

         Pursuant to the terms of the Directors' Stock Option Plan, each non-employee director who for the first time is appointed a director of the Company receives a New Director Grant of an option to purchase 5,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of

Common Stock at the date of grant. Each non-employee director who is re-elected or otherwise continues to serve on the Board will receive on the date of each annual shareholders meeting an Annual Director Grant consisting of an option to purchase 1,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of each annual shareholders meeting, provided the director has served on the Board for at least six months. New Director Grants vest 20% per year over five years from the date of grant and Annual Director Grants vest after one year from the date of grant.

EMPLOYMENT AGREEMENTS

         Effective as of January 31, 1991, the Company entered into a ten-year employment agreement with Edward C. Raymund. During the employment period which began on February 1, 1994 and ends on January 31, 2001, Mr. Raymund receives an annual salary of $176,400 provided that the Irrevocable Proxy is renewed. See "Principal Shareholders." Pursuant to a settlement agreement between Mr. Raymund and his former wife, Annette L. Raymund, Mrs. Raymund shares fifty percent of Mr. Raymund's salary in accordance with an amendment to the employment agreement dated November 13, 1992. The employment agreement, as amended, also provides for the continuation of fifty percent of Mr. Raymund's salary to Annette L. Raymund and fifty percent to his designated beneficiary in the event of his death prior to January 31, 2001, provided that the Irrevocable Proxy is renewed. The employment agreement further provides that the Company shall continue to cause Mr. Raymund to be a nominee and support such nomination for election as a member of the Board of Directors so long as he owns of record or beneficially 250,000 or more shares of Common Stock of the Company.

         Effective December 5, 1995, the Company entered into an Employment Agreement with A. Timothy Godwin pursuant to which Mr. Godwin assumed the position of Vice Chairman of the Company. See "Principal Shareholders." Under the Agreement either the Company or Mr. Godwin could initiate a "Transition Period," which would run for a mutually agreed upon time of not less than thirty
(30) days nor more than ninety (90) days, during which time Mr. Godwin would continue to receive compensation, including salary (plus pro-rata bonus) and fringe benefits. The Transition Period began on November 1, 1996, which Transition Period concluded on January 31, 1997. Upon the conclusion of that Transition Period, Mr. Godwin resigned as Vice Chairman of the Company and as a Director and commenced a four (4) year "Notice Period" as an employee with full medical benefits, ESOP vesting, 401(k) participation and associated general employee benefits. He will be paid an aggregate salary totaling $500,000 over that four year period. Should Mr. Godwin become a full-time or part-time employee of another entity, the four (4) year schedule will accelerate and Mr. Godwin will receive payment in full of all unpaid sums within thirty (30) days of the date he formally terminates his employment with the Company.

         Pursuant to the Employment Agreement, Mr. Godwin's stock options will continue to vest at the established rates for a period of two (2) years from the end of the Transition Period. At the conclusion of the two-year period all unvested options will vest forward at the established exercise price and must be exercised within one (1) year. Vested stock options not exercised within the one
(1) year period will expire. Should Mr. Godwin become a full-time or part-time employee of a competitor of the Company during the two-year period from the end of the Transition Period, he will then have one (1) year from the date of such employment to exercise options which have vested by that date.

STOCK OPTION PLANS

         The Company adopted the 1990 Incentive and Non-Statutory Stock Option Plan (the "1990 Plan") in June 1990 in order to grant options to its officers and employees and for certain other individuals providing services to or acting as directors of the Company to enable them to acquire or increase their proprietary interest in the Company. A total of 5,000,000 shares of Common Stock have been reserved for issuance pursuant to the 1990 Plan. As of January 31, 1997, there were 3,274,818 shares underlying unexercised options granted under the 1990 Plan and 813,750 shares available for grant under such Plan. The 1990 Plan is administered by the compensation committee of the Board of Directors. All options under the 1990 Plan must be granted at an exercise price of not less than fair market value on the date of grant. Options granted under the 1990 Plan vest over five years following the date of grant. Options granted to an optionee terminate ninety days after termination of employment except for termination for cause. In the event of disability, retirement or death of an optionee, options become immediately and fully exercisable and expire one year after the date of such event. No options may be granted under the 1990 Plan after June 21, 2000.

         The Company adopted the 1995 Non-Employee Directors Non-Statutory Stock Option Plan (the "1995 Plan") in June 1995 in order to grant options to its non-employee directors for acting as directors of the Company, and like the 1990 Plan, to enable them to acquire or increase their proprietary interest in the Company. A total of 100,000 shares of Common Stock were reserved for issuance pursuant to the 1995 Plan. As of January 31, 1997, there were 9,000 shares underlying unexercised options granted under the 1995 Plan and 91,000 shares available for grant under such Plan. The 1995 Plan is considered a "formula plan." Grants under such Plan and the amount, nature and timing of the grants are automatically determined and are not subject to the determination of the Board or any option committee. All options under the 1995 Plan must be granted at an exercise price of not less than fair market value on the date of grant. See "Directors Compensation." Options granted to an optionee terminate ninety days after the optionee ceases to be a member of the Board. Options also become immediately and fully exercisable and terminate after one year in the case of disability or death of the optionee. No options may be granted under the 1995 Plan after June 20, 2005.

EMPLOYEE STOCK OWNERSHIP PLAN

         All U.S. employees of the Company are eligible to participate in its ESOP. Employees automatically become participants in the ESOP after one year of qualified service. Each year the Company may contribute an amount to the plan that it determines in its sole discretion. The Board of Directors approved a contribution of $1,900,000 for the fiscal year ended January 31, 1997. Contributions to the ESOP may be made either in Common Stock of the Company or in cash. Each employee who is a participant in the ESOP on the last day of the plan year is entitled to share in the Company's contributions for that year, as are employees (or their beneficiaries) who are not participants on the last day of the year because of retirement, disability or death during the year. Each employee shares in the Company's contribution to the ESOP in the same percentage that his salary bears to the total amount of salaries paid during the year to all participants entitled to share in the Company's contribution. The amount in each participant's account vests fully after seven years.

EMPLOYEE STOCK PURCHASE PLAN

         All U.S. and Canadian employees of the Company are entitled to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), approved by shareholders in June 1995. The Stock Purchase Plan provides incentives to present and future employees of the Company and its subsidiaries to share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Stock Purchase Plan is an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). A maximum of 1,000,000 shares of Common Stock are available for issuance under the Stock Purchase Plan. The Stock Purchase Plan has an indefinite term.

         The price per share to be paid by participants under the Stock Purchase Plan is not less than 85% of the fair market value of the Common Stock on the exercise date. The exercise price is payable through payroll deductions from the participant's compensation and lump-sum contributions by the participant. No participant will be granted an option which permits him to purchase in excess of $25,000 of fair market value of Common Stock per calendar year.

RETIREMENT SAVINGS PLAN

         The Company's retirement savings plan (the "Savings Plan") combines a salary deferral arrangement with matching Company contributions. The Company's U.S. employees are eligible to participate in the Savings Plan once they have completed a year of service.

         The Savings Plan permits a qualified employee to defer a portion of his compensation in accordance with the provisions of Section 401(k) of the Code, as amended. The Company may match amounts deferred in the Savings Plan and, in its discretion, make additional retirement contributions to the Savings Plan from Company profits. The maximum deferred amount of total compensation permitted under the Savings Plan for an employee during the plan year ended December 31, 1996 was $9,500. The Board of Directors approved matching Company contributions to the Savings Plan for the fiscal year ended January 31, 1997 of $.50 per dollar of the first 5% of salary deferred by an employee up to the first $1,000 deferred. The Company's matching contribution for fiscal year 1997 amounted to $499,000. The amount deferred by an employee in his account and the amount in his matching account are fully vested at all times. Any retirement contributions made by the Company become fully vested after seven years.

DEFERRED COMPENSATION PLAN

         In fiscal 1997, the Company established the Tech Data Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") which provides designated senior management employees and members of the Board of Directors the opportunity to make pre-tax deferrals from compensation to accumulate tax deferred earnings. The Deferred Compensation Plan is designed to be a supplement to those employees that are limited by the rules of Tech Data's Savings Plan as to the amounts the employee can save on a tax-deferred basis. Participants in the Deferred Compensation Plan elected to defer approximately $1,200,000 of income in calendar year 1997.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with The Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The companies making up the peer corporations group are Arrow Electronics, Inc., Avnet, Inc., Marshall Industries, Merisel, Inc., Southern Electronics Corporation, United Stationers, Inc. and Western Micro Technology. This graph assumes that $100 was invested on January 31, 1992 (or such later date the applicable company registered its common stock under Section 12 of the Securities Exchange Act of 1934) in the Company's Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.


                                       1992        1993       1994      1995       1996       1997
Tech Data Corporation                  100         149        200       140        144        270
Nasdaq Stock Market (U.S.) Index       100         113        130       124        175        230
Microcomputer Distribution Index       100         140        176       144        190        233





         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                  PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

         The Board of Directors has recommended that the stockholders approve an amendment to the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), as permitted by the Florida Business Corporation Act to increase the number of authorized shares of Common Stock to 200,000,000 shares from 100,000,000 shares. The text of the proposed amendment to the Articles of Incorporation is set forth in Exhibit "A" to this Proxy Statement.

         The proposal to increase the number of authorized shares of Common Stock will be adopted upon receiving the affirmative vote of holders of a majority of the Company's outstanding shares of Common Stock. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" the increase in the number of authorized shares of Common Stock.

         The Company currently is authorized by its Articles of Incorporation to issue 100,000,000 shares of Common Stock, par value $.0015 per share. As of January 31, 1997, 43,291,423 shares were issued and outstanding and 3,285,818 shares were reserved for issuance upon exercise of options granted under the Company's stock option plans. There are currently 53,422,759 shares authorized but unissued or unreserved. Stockholders do not have any preemptive rights to purchase any of the Company's Common Stock.

         The Company has no plans, understandings or negotiations underway at this time for the issuance of any material amounts of unissued and unreserved shares. Nevertheless, the Board of Directors believes that it is desirable to have a sufficient number of shares of Common Stock available, as the occasion may arise, for possible future financings and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes and accordingly recommends the proposed increase. Having such additional shares available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special shareholders' meeting. Further, if this proposal and the proposed amendment to the 1990 Stock Option Plan are both adopted, a portion of the newly authorized shares will be reserved for the increase in shares available for grant under the 1990 Stock Option Plan. See "Proposed Amendment to 1990 Stock Option Plan".

         The additional shares of Common Stock, together with other authorized and unissued shares, generally would be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law, the Company's governing documents or by the rules of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities may then be listed.

         The Company's Articles of Incorporation currently require that certain mergers, sales of substantially all the assets of the Company, amendments to the Company's Articles of Incorporation and exchanges of Company stock for stock of another corporation pursuant to a vote of shareholders be approved by a majority of each class of capital stock entitled to vote. Thus any person that controls at least one-half of any class of stock can block an attempt to merge or sell substantially all the assets of the Company or defeat the approval of certain other transactions. Because all of the Company's authorized Preferred Stock is presently owned by Edward C. Raymund and Annette L. Raymund, they have the ability to block such transactions. However, since they have entered into an Irrevocable Proxy with Charles E. Adair, Daniel M. Doyle, Donald F. Dunn, Lewis
J. Dunn and John Y. Williams (in their capacity as "outside" directors of the Company), Messrs. Adair, Doyle, Dunn, Dunn and Williams have been granted full power and authority to vote the aggregate 226,500 shares of Preferred Stock. See "Principal Shareholders". The Company's Articles of Incorporation also divide the Board of Directors into three classes serving staggered three-year terms. These provisions may discourage attempts to acquire control of the Company.

         Although the Board of Directors will authorize the issuance of additional shares of Common Stock only when it considers doing so to be in the best interests of stockholders, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings and equity per share of Common Stock and on the voting rights of holders of shares of Common Stock. The increase in the authorized number of shares of Common Stock also could be viewed as having anti-takeover effects. Although the Board of Directors has no current plans to do so, shares of Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely. For example, shares of Common Stock could be privately sold to purchasers favorable to the Board of Directors in opposing a change in control or to dilute the stock ownership of a person seeking to obtain control. The Company is not aware of any effort to accumulate shares of Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased shares of authorized Common Stock for anti-takeover purposes.

         THE BOARD OF DIRECTORS UNANIMOUSLY VOTED "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                PROPOSED AMENDMENT TO THE 1990 STOCK OPTION PLAN

         The Board of Directors has approved and recommends to the stockholders that they approve a proposal to amend the 1990 Stock Option Plan to increase the number of shares of Common Stock available for grant under such Plan from 5,000,000 to 10,000,000 shares, an increase of 5,000,000 shares of Common Stock. The text of the proposed amendment to the 1990 Stock Option Plan is set forth in Exhibit "B" to this Proxy Statement.

         The proposed amendment to the 1990 Stock Option Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" adoption of the proposed amendment to the 1990 Stock Option Plan.

         The Board of Directors has determined that the amendment to the 1990 Stock Option Plan is in the best interests of the Company and its stockholders. The proposed amendment would provide additional shares for grant to employees of the Company. The Company's Board of Directors believes that grants of stock options are an effective method to attract and retain employees and that the availability of shares for future grants under the 1990 Stock Option Plan is important to the Company's business prospects and operations.

         Except for such amendment, if approved by holders of a majority of the shares present in person or represented by proxy at the annual meeting, the 1990 Stock Option Plan will remain unchanged. The following is a summary of the provisions of the 1990 Stock Option Plan. This summary is qualified in its entirety by reference to such Plan.

         Summary Description of the Stock Option Plan. The 1990 Stock Option Plan is administered by the Stock Option Committee (the "Committee"), which is authorized to grant incentive stock options ("ISO's") non-qualified options ("NQO's"), stock appreciation rights ("SAR's") and limited stock appreciation rights ("Limited SAR's") to officers, directors and other key executive and management employees of the Company. The Committee is composed of two or more directors who are disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). The current members of the Committee appointed by the Board of Directors are Charles E. Adair, Daniel M. Doyle, Donald F. Dunn, Lewis J. Dunn and John Y.

Williams. The Committee establishes rules and regulations for the operation of the 1990 Stock Option Plan, selects persons to receive options, determines the option price for shares subject to each option, and determines the number of shares subject to grants.

         The maximum number of shares of the Company's Common Stock that may be issued to grantees under the 1990 Stock Option Plan would increase to 10,000,000 shares if the proposed amendment is approved. The shares may be unissued shares or treasury shares. As of January 31, 1997, there were 3,274,818 shares underlying unexercised options granted under the 1990 Stock Option Plan and 813,750 available for grant under such Plan. If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option. Payment of cash in lieu of shares would be considered an issuance or transfer of the shares.

         The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by any person during any calendar year under the 1990 Stock Option Plan shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a NQO.

         ISO's are exercisable after two (2) years of continued employment after the date of grant. ISO's would be exercisable only to the extent of forty percent (40%) of the total number of shares subject to option after the expiration of two (2) years following the date the ISO is granted; only to the extent of sixty percent (60%) of the total number of optioned shares after the expiration of three (3) years following the date the ISO is granted; only to the extent of eighty percent (80%) of the total number of optioned shares after the expiration of four (4) years following the date the option is granted; and in full only after the expiration of five (5) years following the date the ISO is granted. Any option granted not subject to the provision requiring two years of employment before exercise and the twenty percent (20%) vesting schedule shall be specifically designated as being a NQO. ISO's granted to an optionee terminate ninety days after termination of employment except for termination for cause. ISO's become fully exercisable for one year after termination in the event of disability, retirement (at the optionee's retirement date), or death of the optionee.

         Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of (i) a change of control of the Company, (ii) a merger, consolidation, reorganization or dissolution in which the Company does not survive, or (iii) the sale, lease, exchange or disposition of substantially all the property and assets of the Company.

         The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with the 1990 Stock Option Plan, lend money to an optionee, guarantee a loan to an optionee, or otherwise assist an optionee to obtain the cash necessary to exercise all or a portion of an option granted hereunder or to pay any tax liability of the optionee attributable to such exercise.

         Stock Options. The Committee can grant NQO's and ISO's qualifying as incentive stock options under the Code, as amended. The Committee determines the duration of each option; however, the term of an ISO cannot exceed ten years from the date of grant. The option price of a NQO is determined by the Committee, and such price may be less than or greater than the fair market value at the date of grant. The option price for an ISO is the fair market value of a share of the Company's Common Stock on the date of grant. The grantee can pay the option price in cash, or if permitted by the Committee, by delivering to the Company shares of Common Stock already owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

         Stock Appreciation Rights. In connection with a stock option granted under the 1990 Stock Option Plan, the Committee can grant an alternate settlement mechanism which is the equivalent of a SAR. If a grantee utilizes the alternate settlement mechanism or SAR, the grantee would receive an amount equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised over the option price of the shares. Payment would be made in cash or in shares as the optionee determines. If a SAR is exercised, the right under the related option to purchase shares with respect to which the SAR has been exercised would terminate. If a stock option is exercised, any SAR related to the shares purchased would terminate.

         The Committee can also grant a Limited SAR. A Limited SAR is a SAR which entitles the holder thereof to an amount in cash only in the event of a tender offer or exchange offer for 20% or more of the outstanding shares of Common Stock of the Company. The amount of cash the grantee of a Limited SAR would receive would be the amount representing the difference between the option price per share and the highest price per share paid in the tender or exchange offer. No SARs or Limited SARs have been granted under the 1990 Stock Option Plan nor does the Committee have any immediate plan to do so.

         As of January 31, 1997 there were approximately 400 employees eligible to participate in the 1990 Stock Option Plan. The following table shows the number of options granted during the last fiscal year to the Company's executive officers as a group and to all employees, as a group, excluding executive officers.

                                                                   OPTIONS
      GROUP                                                      GRANTED (1)
      -----                                                      -----------
      All executive officers as a group                            385,000
      All employees as a group (excluding executive officers)      722,000

(1) Information as to the amount of options received by the named Executive Officers is set forth under "Option Grants in Last Fiscal Year" appearing on page 8. No options were granted under the 1990 Stock Option Plan during the last fiscal year to directors who are not executive officers. See "Compensation Committee, Report on Executive Compensation - Directors Compensation".

         At January 31, 1997, the market value per share of Common Stock was $25.50. The exercise price per share of options outstanding under the 1990 Stock Option Plan as of that date ranged from $1.56 to $29.50.

         Federal Income Tax Consequences. An optionee does not realize taxable income upon the grant of an option. In general, the holder of NQO realizes ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction. (If a NQO is exercised within six months after the date of grant and if the optionee is subject to the six-month restriction on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee realizes capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise).

         The holder of an ISO does not realize taxable income upon exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the ISO grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

         In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite ISO holding periods are not satisfied (see the preceding paragraph), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of ISO-acquired shares. If the option being exercised is a NQO, the optionee will realize ordinary income equal to the amount by which the fair market value of the Common Stock received exceeds the exercise price (as if the exercise price were paid in cash).

         SAR's and Limited SAR's. The grant of SAR's or Limited SAR's would not result in income for a grantee or in a deduction for the Company. Upon the exercise of SAR's or Limited SAR's, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares or cash received. However, with respect to SAR's or Limited SAR's paid in stock to a grantee who is subject to the six-month restriction on sale of Common Stock, the income for the grantee and the deduction for the Company would be based on the fair market value of the shares six months and one day following exercise unless the grantee elects to recognize income at the time of exercise.

         THE BOARD OF DIRECTORS UNANIMOUSLY VOTED "FOR" THE PROPOSAL TO AMEND THE 1990 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT.

                     APPROVAL OF THE EXECUTIVE COMPENSATION
                            AND INCENTIVE BONUS PLAN

         The Board of Directors recommends that the shareholders approve the Executive Compensation and Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan authorizes the award of cash bonuses to eligible individuals.

BACKGROUND

         The Bonus Plan was adopted by a Compensation Committee comprised of five outside Directors and approved by the Board of Directors on March 26, 1996. The Bonus Plan is a continuation of a program initiated in previous years to attract and retain key employees, to encourage key employees to devote their best efforts to the Company and to recognize key employees for their contributions to the overall success of the Company. It provides for the payment of annual cash bonuses following the close of each fiscal year, based upon the achievement of objective performance goals.

         The "performance-based compensation" exception to the annual $1,000,000 deduction limit of Section 162(m) of the Code is available with respect to compensation which is conditioned upon and paid only if (i) certain performance business goals are attained, (ii) the performance goals are established by a compensation committee of two or more outside directors, (iii) such goals and the maximum amount of compensation to be paid upon meeting such goals are disclosed to and approved by a majority vote of shareholders, and (iv) the compensation committee certifies that the performance goals were satisfied before payment. The Bonus Plan satisfies both criteria, and is being submitted to the shareholders in order to exclude amounts paid under the Bonus Plan to individuals named in the Summary Compensation Table (the "Named Executives") from compensation which is subject to the $1,000,000 deduction limit. The favorable vote of a majority of the votes cast at the meeting is required for approval.

  ADMINISTRATION AND DETERMINATION OF BONUS

         The Bonus Plan will be administered by the Compensation Committee and the Board of Directors. All decisions made by the Compensation Committee in designating employees eligible to receive bonuses, determining bonus amounts, determining how and when bonuses will be paid and construing the provisions of the Bonus Plan shall be final. Participation is generally limited to executive management employees.

KEY FEATURES OF PLAN

         For each Named Executive, the Compensation Committee establishes objective performance goals under which a bonus can be paid to the Named Executive. The Compensation Committee establishes, in writing, for each fiscal year, the bonus opportunity for each Named Executive, the performance goals, the specific performance criteria and the appropriate weight of each performance criteria and the performance target or range of targets to measure satisfaction, in whole or in part, of the performance goals. The principal performance criteria of the Bonus Plan is the attainment of annual earnings per share targets.

         At the end of the performance period, the Compensation Committee will evaluate the Company's performance based upon the achievement of the pre-established performance goals and certify, in writing, the extent to which the specific performance criteria were attained. Individual awards will be determined based on performance against the pre-established goals. The maximum annual individual award allowed under the Bonus Plan will be $2,500,000.

TERMINATION AND AMENDMENT

         The Board may amend or terminate the Bonus Plan in any manner and at any time. Neither the Bonus Plan nor any provision thereof precludes the Company from adopting or continuing other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS UNANIMOUSLY VOTED "FOR" APPROVAL OF THE BONUS PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Price Waterhouse LLP has served as independent accountants of the Company since the fiscal year ended January 31, 1986.

         A representative of Price Waterhouse LLP will be present at the annual meeting of shareholders. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

         THE BOARD OF DIRECTORS UNANIMOUSLY VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1998.

                              SHAREHOLDER PROPOSALS

         Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 10, 1998 to be eligible for inclusion in the proxy material for that meeting.

                                  OTHER MATTERS

         Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                          By Order of the Board of Directors,




                          ----------------------------------------
                          Arthur W. Singleton,
                          Vice President, Treasurer and Secretary

                                    EXHIBIT A

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

         RESOLVED, that Article III of the Company's Amended and Restated Articles of Incorporation is hereby amended by deleting it in its entirety and replacing it with the following:

                                   ARTICLE III
                            AUTHORIZED CAPITAL STOCK

         "The total number of shares of capital stock that the Corporation may issue is 200,226,500 of which 226,500 shares shall be Preferred Stock having a par value of $.02 per share and 200,000,000 shares shall be Common Stock having a par value of $.0015 per share."

                                    EXHIBIT B

PROPOSED AMENDMENT TO THE COMPANY'S 1990 STOCK OPTION PLAN

         RESOLVED, that Section 3.1 of the Tech Data Corporation 1990 Incentive and Non-Statutory Stock Option Plan is hereby amended by deleting in its entirety the second sentence of Section 3.1 of such Plan and replacing it with the following:

                  "The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 10,000,000 shares of Common Stock."

                                                                       APPENDIX

                                      PROXY

                              TECH DATA CORPORATION
                                  P.O. Box 6260
                         Clearwater, Florida 34618-9938


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Arthur W. Singleton as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of Tech Data Corporation held of record by the undersigned on April 17, 1997, at the annual meeting of shareholders to be held on June 10, 1997, or any adjournment thereof.

1. TO ELECT TWO DIRECTORS to hold office until the 2000 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.


         FOR                WITHHELD         NOMINEES: Daniel M. Doyle and Steven A. Raymund
      NOMINEES              NOMINEES         FOR the two nominees listed above EXCEPT for the following:
   LISTED AT RIGHT       LISTED AT RIGHT
                                             -----------------------------------------------------------

                                             -----------------------------------------------------------

      [ ]                     [ ]            -----------------------------------------------------------

2. TO CONSIDER AND VOTE upon a proposal recommended by the Board of Directors to approve an amendment to Company's Amended and Restated Articles of Incorporation to increase the Company's authorized Common Stock from 100,000,000 to 200,000,000 shares.

           FOR ______                AGAINST ______             ABSTAIN ______

3. TO CONSIDER AND VOTE upon a proposal recommended by the Board of Directors to approve an amendment to the Company's 1990 Incentive and Non-Statutory Stock Option Plan to increase the number of shares which may be issued thereunder from 5,000,000 to 10,000,000 shares of Common Stock.

           FOR ______                AGAINST _____              ABSTAIN _____

4. TO CONSIDER AND VOTE upon a proposal by the Board of Directors to approve the Company's Executive Compensation and Incentive Bonus Plan authorizing the award of annual cash bonuses.

           FOR ______                AGAINST _____              ABSTAIN _____

5. TO CONSIDER AND VOTE to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending January 31, 1998.

           FOR ______                AGAINST _____              ABSTAIN _____


6. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN 1 ABOVE AND FOR PROPOSALS 2 THROUGH 5.

                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign by President
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

                                           ---------------------------
                                           Signature

                                           ---------------------------
                                           Signature, if held jointly.

                                           Date
                                                ----------------------
                                           Number of Shares
                                                            ----------

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE